Exhibit 10.23

FIRST AMENDMENT TO PIPELINES AND STORAGE FACILITIES AGREEMENT

THIS FIRST AMENDMENT TO PIPELINES AND STORAGE FACILITIES AGREEMENT (this “Amendment”), dated as of December 14, 2018, is made and entered into by and among LION OIL COMPANY, an Arkansas corporation (the “Company”), DELEK LOGISTICS PARTNERS, LP, a Delaware limited partnership (the “Partnership”), SALA GATHERING SYSTEMS LLC, a Texas limited liability company (“SALA”), El DORADO PIPELINE COMPANY, LLC, a Delaware limited liability company (“El Dorado”), and MAGNOLIA PIPELINE COMPANY, LLC, a Delaware limited liability company (“Magnolia”, and together with the Company, the Partnership, SALA and El Dorado, collectively, the “Parties” and each individually a “Party”), and for the limited purposes specified in Article 28 of the Agreement (as hereinafter defined), J. Aron & Company, LLC (as successor in interest to J. Aron & Company, a New York general partnership) (“J. Aron”). Capitalized terms used and not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Agreement (as hereinafter defined).

WITNESSETH:

WHEREAS, the Parties and J. Aron entered into that certain Pipelines and Storage Facilities Agreement dated as of November 7, 2012 (the “Agreement”);

WHEREAS, the Company previously exercised its first Renewal Term option as set forth in that certain extension notice dated as of November 4, 2016, extending the Term of the Agreement through November 6, 2022; and

WHEREAS, the Parties have agreed to amend the Agreement to extend the current Renewal Term of the Agreement, all as more particularly set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Amendment. The Agreement is hereby amended by deleting Section 2.1 of the Agreement in its entirety, and inserting the following in lieu thereof:

“The initial term of this Agreement (the “Initial Term”) shall commence at 00:00:01 a.m., CPT, on the Commencement Date and shall extend through and including November 6, 2017. Thereafter, the Company shall have a unilateral option to extend this Agreement for two additional periods, the first commencing on November 7, 2017 and extending through March 31, 2024, and the second commencing on April 1, 2024 and extending through November 6, 2027 on the same terms and conditions set forth herein (each, a “Renewal Term”). The Initial Term and any Renewal Terms are sometimes referred to collectively herein as the “Term.” In order to exercise its option to extend this Agreement for a Renewal Term, the Company shall notify the Partnership in writing not more than twenty-four (24)

months and not less than twelve (12) months prior to the expiration of the Initial Term or any Renewal Term, as applicable.”

2.    Effect of Amendment. Except as otherwise expressly provided herein, the Agreement is, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the date hereof, all references in the Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Agreement shall mean the Agreement as amended by this Amendment. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver or an amendment of any right, power or remedy of any Party or J. Aron under the Agreement, nor constitute a waiver or an amendment of any provision of the Agreement.

3.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

4.    Miscellaneous.

A.	This Amendment contains the entire agreement of the parties and supersedes any other discussions or agreements relating to the subject of this Amendment.

B.	This Amendment does not constitute a waiver of any default under the Agreement, whether or not either Party is aware of any such default.

C.
The headings in this Amendment and the usage herein of defined terms are for convenience of reference only, and shall not be construed as amplifying, limiting or otherwise affecting the substantive provisions hereof.

D.
All references herein to the preamble, the recitals or sections, paragraphs, subparagraphs, annexes or exhibits are to the preamble, recitals, sections, paragraphs, subparagraphs, annexes and exhibits of or to this Amendment unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Amendment, refer to this Amendment as a whole and not to any particular provision of this Amendment.

E.
Any reference herein to any instrument, document or agreement, by whatever terminology used, shall be deemed to include any and all amendments, modifications, supplements, extensions, renewals, substitutions and/or replacements thereof as the context may require.

F.
When used herein, (1) the singular shall include the plural, and vice versa, and the use of the masculine, feminine or neuter gender shall include all other genders, as appropriate, (2) “include”, “includes” and “including” shall be deemed to be followed by “without limitation” regardless of whether such words or words of like import in fact follow same, and (3) unless the context clearly indicates otherwise, the disjunctive “or” shall include the conjunctive “and”.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment, or have caused this Amendment to be executed by their duly authorized officers or other representatives, as of the date first above written.

COMPANY:

LION OIL COMPANY

By: /s/ Frederec Green
                                    Name:    Frederec Green

Title:	Executive Vice President and Chief Operating Officer

By: /s/ Kevin Kremke

Name:	Kevin Kremke

Title:	Executive Vice President and Chief Financial Officer

THE PARTNERSHIP:

DELEK LOGISTICS PARTNERS, LP,
By: DELEK LOGISTICS GP, LLC,
its General Partner

By: /s/ Alan Moret
                                    Name:    Alan Moret

Title:	President

By: /s/ Regina Jones

Name:	Regina Jones

Title:	Executive Vice President, General Counsel & Corporate Secretary

SALA:

SALA GATHERING SYSTEMS, LLC

By: /s/ Alan Moret
                                    Name:    Alan Moret

Title:	President

By: /s/ Regina Jones

Name:	Regina Jones

Title:	Executive Vice President, General Counsel & Corporate Secretary

EL DORADO:

EL DORADO PIPELINE COMPANY, LLC

By: /s/ Alan Moret
                                    Name:    Alan Moret

Title:	President

By: /s/ Regina Jones

Name:	Regina Jones

Title:	Executive Vice President, General Counsel & Corporate Secretary

MAGNOLIA:

By: /s/Alan Moret
                                    Name:    Alan Moret

Title:	President

By: /s/ Regina Jones

Name:	Regina Jones

Title:	Executive Vice President, General Counsel & Corporate Secretary